[Letterhead of PricewaterhouseCoopers LLP]

                                                   PricewaterhouseCoopers LLP
                                                   Chartered Accountants
                                                   PO Box 82
                                                   Royal Trust Tower, Suite 3000
                                                   Toronto Dominion Centre
    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS      Toronto, Ontario
                                                   Canada M5K 1G8
                                                   Telephone  +1 416 863 1133
                                                   Facsimile  +1 416 365 8215

We hereby consent to the inclusion in this Amendment No. 2 to Form S-3 of Newmont Mining Corporation, Registration No. 333-86890 of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's consolidated financial statements for the year ended March 31, 2001. We also consent to the references to us under the headings "Experts" in this Amendment No. 2 to Form S-3.



(Signed) "PricewaterhouseCoopers LLP"

Toronto, Canada
April 22, 2003